As filed with the Securities and Exchange Commission on June 23, 2020

Registration No. 333-

SECURITIES AND EXCHANGECOMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AVINGER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3841	20-8873453
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

400 Chesapeake Drive

Redwood City, California 94063

(650) 241-7900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey M. Soinski

Chief Executive Officer

Avinger, Inc.

400 Chesapeake Drive

Redwood City,CA94063

(650)241-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nolan S. Taylor David F. Marx	Darrin M. Ocasio
Dorsey & Whitney LLP	Sichenzia Ross Ference LLP
111 South Main Street, Suite 2100	37th Floor
Salt Lake City, UT 84111	New York, NY 10036
(801) 933-7360	Telephone: (212) 398-1493
Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239177

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, par value $0.001 per share	$1,035,000	$134.34
(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $5,175,000 on a Registration Statement on Form S-1, as amended (File No. 333-239177), which was declared effective by the Securities and Exchange Commission on June 23, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,035,000 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the public offering of shares of common stock of Avinger, Inc. (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-239177), as amended, which was initially filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2020, and which, as amended, was declared effective by the SEC on June 23, 2020 (the “Prior Registration Statement”). This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $1,035,000 (including additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares). The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	ExhibitTitle
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1(1)	Power of Attorney.

(1) Previously filed as an Exhibit to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 15, 2020, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on June 23, 2020.

AVINGER, INC.

By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey M. Soinski	Chief Executive Officer (Principal Executive Officer); Director	June 23, 2020
Jeffrey M. Soinski

*	Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2020
Mark Weinswig

*	Director	June 23, 2020
James B. McElwee

*	Director	June 23, 2020
James G. Cullen

*	Director	June 23, 2020
Tamara N. Elias

* By:   /s/ Jeffrey M. Soinski

            Jeffrey M. Soinski

            Attorney-in-Fact